UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2003

RATEXCHANGE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

100 PINE STREET, SUITE 500, SAN FRANCISCO, CALIFORNIA (Address of principal executive offices)	94111 (Zip Code)

Registrant’s telephone number, including area code: (415) 274-5650

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On April 3, 2003, Ratexchange Corporation (“RTX”) exercised its right to cancel the Convertible Promissory Note held by Forsythe McArthur Associates, Inc. (“FMA”), dated September 1, 2001 with principal sum of $5,949,042 and accruing interest at a rate equal to 9.0% per annum. FMA will receive the following restructured consideration in full and complete satisfaction of all obligations owed to it by RTX: (See RTX’s Report on Form 8-K, filed December 2, 2002, SEC file no. 001-15831.)

a.	$500,000 in cash;
b.	2,000,000 shares of RTX’s common stock, including demand registration rights; and
c.	A new Promissory Note of principal sum equal to $1,000,000 bearing interest at 3.5% per annum payable quarterly in cash, maturing on December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATEXCHANGE CORPORATION

Date:	April 9, 2003	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chairman and Chief Executive Officer